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                                                                    EXHIBIT 99.1

[LOGO OF EXPEDIA, INC.]


For Release 1:00 p.m. PDT
October 22, 2001

              Expedia, Inc. Reports First Quarter Financial Results

     . September quarter earnings of $15.1 million or 24 cents per diluted share before non-cash items and expenses related to USA Networks transaction

     . Transaction volumes for first half of October at 80% to 85% of pre-September 11 levels

     . Merchant revenue for the quarter up 32% sequentially and 176% year-over-year to $34.1 million

     BELLEVUE, Washington - October 22, 2001 - Expedia, Inc. (NASDAQ: EXPE) today announced financial results, including its third consecutive quarter of profit before non-cash and non-recurring items, for the first quarter ended September 30, 2001.

     The Company reported first-quarter earnings before non-cash items and certain USA Networks transaction-related expenses for the quarter were $15.1 million, or 24 cents per diluted share, on 62.6 million diluted shares. In the year-ago quarter, the loss before non-cash items was $1.6 million, or 4 cents per share. On a GAAP basis, the Company reported a net loss of $4.8 million, or 9 cents per share, compared with a year-ago loss on a GAAP basis of $30.8 million, or 69 cents per share.

     Revenue, net of cancellations, rose 89% year-over-year and 1% sequentially to $79.5 million for the September quarter. Gross profit rose 106% year-over-year to $53.2 million, but declined 4% sequentially due in part to increased call-center costs associated with the September 11 event and the processing of subsequent cancellations of travel plans by customers. Cash operating expenses declined by about 3% sequentially.

     Gross travel bookings, net of cancellations, for the quarter rose 55% year-over-year to $723 million. This was a sequential decline of 10% due to a significant decline in bookings and a related rise in cancellations immediately following the terrorist attacks of September 11.


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     "The strengths of our product and of our business model, particularly the expansion of our hotel and package-focused merchant business, have helped us weather the storm experienced by the travel industry since the terrible events of September 11," said Richard Barton, president and CEO of Expedia, Inc. "While we expect these events to continue to affect our results, the steadily recovering travel business and our strong balance sheet will allow us to continue to build on our past successes."

     Erik Blachford, senior vice president of marketing and programming, added that the travel disruptions showed the essential role the Internet plays in disseminating last-minute information in times of crisis. "Our focus on informing our customers about airport closures, flight schedule changes, and airline policies helped make Expedia(R) the only major travel site to actually register an increase in unique visitors from August to September to 9.4 million," he said, citing Media Metrix data.

     Revenue for the quarter increased over the previous quarter and the year-earlier quarter due to increases in hotel, car, vacation package, merchant-air and international product bookings. These revenue increases were offset, in part, by declines in agency revenue from published air tickets and a planned decrease in licensing activities.

     For the September quarter, merchant revenue grew 176% year-over-year and 32% over the June quarter to $34.1 million due to increased sales of Expedia(R) Bargain Fare airline tickets, Expedia(R) Vacation packages and Expedia(R) Special Rate hotels. Agency revenue grew 81% year-over-year but declined 11% sequentially to $39.3 million. The sequential decline can be attributed to a decrease in numbers of published air tickets sold and cancellations principally relating to the September 11 events.

     Expedia ended the quarter with $198 million in cash, compared with $182 million as of June 30. Cash flow from operations in the quarter was $20.9 million before $6.3 million in expenses associated with the pending transaction with USA Networks, Inc.

     In commenting on the most recent quarter, Gregory S. Stanger, senior vice president and CFO, said, "Our results reflect a combination of a very successful partial quarter and a difficult final three weeks. While the environment for the travel business took a dramatic turn for the worse on September 11, during the first half of October our transaction volumes recovered to between 80 to 85% of their pre-event levels and were up 50% from the same period a year earlier."


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Guidance
--------

     In giving guidance for the December quarter, Stanger said Expedia expects agency revenue to be about $35 million and merchant revenue to be about $25 million, with advertising and other revenue flat to slightly down. The Company anticipates gross margins of about 65 percent and earnings before non-cash items of approximately $4 to $5 million this quarter.

     For Expedia's fiscal year, which ends in June 2002, the Company anticipates revenue of about $310 million and earnings before non-cash items and merger-related expenses of about $40 million. For calendar-year 2002, the Company anticipates revenue in the range of $360 million and earnings before non-cash items of about $55 million.

     Additional terrorist activities, actions by U.S. military forces, capacity adjustments by airlines, changes in commission rates or fares by airlines or hotels, actions of existing and new competitors, changes in strategy resulting from the USA Networks acquisition of a majority interest in Expedia, trends in the overall economy, changes in the demand for online and offline travel, and the inherent difficulty of making projections could cause results to vary materially from these projections.

Key technology and operating highlights for the quarter:

 .    In September, Expedia, Inc. further expanded its international offering with the launch of sites in the Netherlands and Italy via www.expedia.nl and www.expedia.it, respectively, and a joint venture in France with SNCF at www.voyages-sncf.com. The new sites give Expedia a presence in a total of five European countries, adding to existing Expedia services in the UK and Germany. In addition, Expedia has a site in Canada, Expedia.ca.

 .    After the close of the quarter, the company announced Expedia(R) Vacations and Expedia(R) Ski Vacations - offering travelers greater convenience, flexibility and savings. Expedia Vacations enable travelers to create their own custom vacations by adding flights, rental cars or airport transfers, sightseeing activities, and even ski lift tickets to their hotel or condo accommodations.

 .    Late this summer, Expedia also launched the comprehensive Las Vegas Store
     (http://www.expedia.com/lasvegas), a one-stop shop for all Las Vegas travel needs. The new store on Expedia.com provides consumers with tremendous savings such as travel package discounts and the guaranteed lowest rates at popular hotels, plus planning resources including event listings and restaurant descriptions.

Additional financial information:

 .    In July, 2001, the Company adopted FASB 142, which requires companies to retain goodwill from acquisitions on their balance sheets rather than amortizing it over a period of time,


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     subject to periodic review for impairment. Adopting FASB 142 reduced amortization charges for the acquisitions of Travelscape(R) and VacationSpot to $9.9 million compared with amortization expense of $15.5 million in the September, 2000 quarter. The unamortized goodwill balance related to the acquisitions of Travelscape and VacationSpot was $78.9 million as of September 30, 2001.

 .    In July, USA Networks Inc. and Expedia announced an agreement for USA
     Networks to acquire up to 37.5 million shares of Expedia stock. Expedia expects a shareholder vote on the deal to be held in the December quarter, and expects the deal will close promptly after the vote.

About Expedia, Inc.

     Expedia, Inc. (Nasdaq: EXPE) operates the Expedia.com(R) online travel service in the United States with localized versions for travelers in Canada, Germany, the United Kingdom, Italy and the Netherlands. Expedia also operates the WWTE (Worldwide Travel Exchange), a private-label online travel business that supplies car and hotel inventory to third parties. To help customers travel right, Expedia provides the best combination of air, car, and hotel booking, vacation package and cruise offers, destination information and point-to-point mapping.

Notes on Attached Exhibits

     . Exhibit 1 outlines the September 30, 2001, Statements of Operations for Expedia, Inc. after consolidation of our subsidiaries as compared with the prior-year numbers.

     . Exhibit 2 outlines key operating metrics for Expedia, Inc. and its subsidiaries.

     .    Exhibit 3 presents a condensed balance sheet.

####

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the Company's filings with the SEC.

Expedia, Expedia.com, the Expedia logo, Travelscape.com, and VacationSpot.com are either registered trademarks or trademarks of Expedia, Inc. in the U.S., Canada and/or other countries. The names of actual companies and products mentioned herein may be trademarks of their respective owners.

For investor information about Expedia, Inc.:

     Marj Charlier, Director of Investor Relations, (425) 564-7666 or call our Investor Relations team at (425) 564-7233

For more information, press only:

     Darcy Bretz, Edelman Public Relations, (312) 240-2619


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Exhibit 1

Statements of Operations
Expedia, Inc.
(in thousands, except per share amounts)
(unaudited)

                                                                       Three Months Ended
                                                                    -----------------------
                                                                     Sep. 30,       Sep. 30
                                                                       2000           2001
                                                                    --------       --------
Revenues:
      Agency                                                        $ 21,646       $ 39,279
      Merchant (A)                                                    12,335         34,102
      Advertising and other                                            8,124          6,097
          Total revenues                                              42,105         79,478

Cost of revenues:
      Agency                                                          11,882         15,977
      Merchant (A)                                                     3,745          9,509
      Advertising and other                                              684            801
          Total cost of revenues                                      16,311         26,287

          Gross profit                                                25,794         53,191
          Gross profit %                                                61.3%          66.9%

Operating expenses:
      Product development                                              5,270          7,209
      Sales and marketing                                             17,899         26,071
      General and administrative                                       5,342          6,181
      Amortization of goodwill and intangibles                        15,532          9,904
      Recognition of stock-based compensation                         13,617          3,564
          Total operating expenses                                    57,660         52,929

Loss from operations                                                 (31,866)           262
Net interest income and other                                          1,082          1,329
One time charge - USAI deal costs                                          -         (6,341)

Pretax loss                                                          (30,784)        (4,750)
Provision for income taxes                                                 -              -

Net loss                                                           $ (30,784)      $ (4,750)

      Amortization of goodwill and intangibles                        15,532          9,904
      Recognition of stock-based compensation                         13,617          3,564
      One time charge - USAI deal costs                                    -          6,341

Net income (excluding non-cash and non-recurring charges)           $ (1,635)      $ 15,059

      Net interest income                                             (1,267)        (1,967)
      Depreciation                                                       555          2,644

EBITDA (B)                                                          $ (2,347)      $ 15,736


Per share amounts:
      Net loss - basic share                                         $ (0.69)       $ (0.09)
      Net income (loss) excluding non-cash and non-
         recurring charges - basic share                             $ (0.04)        $ 0.30
      Net income (loss) excluding non-cash and non-
         recurring charges - diluted share                               n/a         $ 0.24
      EBITDA - basic share                                           $ (0.05)        $ 0.31
      EBITDA - diluted share                                             n/a         $ 0.25


Wtd. avg. # of shares outstanding - basic                             44,849         50,319
Wtd. avg. # of shares outstanding - diluted                              n/a         62,592

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(A)  Merchant amounts are reported on a net basis and all prior periods have been adjusted.
(B) Earnings before interest, taxes, depreciation and amortization and excluding non-recurring costs.


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Exhibit 2

Key Operating Metrics
(In Thousands)
(unaudited)

                                                                    Three Months Ended:
                                 ----------------------------------------------------------------------------------------
                                   Mar. 31,     Jun. 30,    Sep. 30,      Dec. 31,     Mar. 31,     Jun. 30,     Sep. 30,
                                    2000          2000        2000          2000         2001         2001         2001
                                 ----------   ----------   ----------   ----------   ----------    ---------    ---------
Total gross bookings (A)           $401,000     $450,000     $467,000     $475,000     $674,000     $802,000     $723,000

Total Transactions                    1,022        1,186        1,306        1,318        1,780        2,241        2,222

Average monthly Media Metrix
  reach (C)                           5,933        6,819        6,389        5,417        6,969        7,502        9,410

Expedia.com conversion (D)              3.8%         4.1%         4.8%         6.0%         5.7%         7.0%         5.5%

Expedia new purchasing
  customers (E)                         355          447          463          504          671          904          918
Expedia cumulative purchasing
  customers (F)                       1,518        1,965        2,428        2,932        3,603        4,507        5,424
Expedia quarterly unique
  purchasing customers (G)              540          670          741          790        1,007        1,336        1,393
                                 ----------------------------------------------------------------------------------------

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(A)  Gross bookings represents the total value of travel booked through the
     Expedia, Travelscape, VacationSpot, and WWTE sites.
(B) Transactions represents the number of reservations and purchases transacted through the Expedia, Travelscape, VacationSpot, and WWTE sites
(C) Average monthly Media Metrix reach represents the unduplicated reach for the Expedia, Travelscape, and VacationSpot sites
(D) Conversion represents the monthly average Expedia.com unique monthly purchasers divided by the monthly average Media Metrix reach for the Expedia.com site
(E) Expedia new purchasing customers represents the number of new customers transacting through the Expedia sites in a quarter. It does not include incremental Travelscape, VacationSpot, or WWTE customers
(F) Expedia cumulative purchasing customers represents the cumulative number of customers that have ever transacted through the Expedia sites as of the end of a quarter. It does not include incremental Travelscape, VacationSpot, or WWTE customers
(G) Expedia quarterly unique purchasing customers represents the number of unique customers transacting through the Expedia sites over the course of a quarter. It does not include incremental Travelscape, VacationSpot, or WWTE customers


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Exhibit 3

Condensed Balance Sheet
Expedia, Inc.
(in thousands)
(unaudited)

                                                              Jun. 30,     Sep. 30,
                                                                2001         2001
                                                             ---------     --------
Cash and cash equivalents                                    $ 182,161     $197,801
Prepaid merchant bookings (A)                                   30,170       18,690
Other current assets                                            41,358       27,154
         Total current assets                                  253,689      243,645
Property and equipment, net                                     16,778       16,120
Investments and restricted deposits                              1,298        1,840
Goodwill and intangible assets, net                            118,079      108,174
         Total assets                                          389,844      369,779

Accounts payable and accrued expenses                           74,825       69,940
Deferred merchant bookings (B)                                  80,326       62,457
Notes payable                                                    1,348            -
Other current liabilities                                        2,346        2,630
         Total liabilities                                     158,845      135,027
Stockholders' equity                                           230,999      234,752
         Total liabilities and stockholders' equity            389,844      369,779

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(A)  Represents prepayment of merchant ticket costs to the airlines.
(B) Represents receipt of hotel and flight payments from customers prior to the travel date.

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